EXHIBIT 5.1

                  Opinion of Boardman, Suhr, Curry & Field, LLP



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                                  May 28, 1998


Board of Directors of Mound City
    Financial Services, Inc.
25 East Pine Street
Platteville, WI  53818

Gentlemen:

     We have acted as counsel to Mound City Financial Services, Inc., a Wisconsin corporation ("Company"), in connection with the proposed offering of 12,000 shares of its common stock, no par value ("Common Stock"), by the Company ("Offering") as described in the Form SB-2 Registration Statement filed with the Securities and Exchange Commission (the "SEC") on May 28, 1998 ("Registration Statement"). Capitalized terms used, but not defined, herein shall have the meanings given such terms in the Registration Statement. You have requested our opinion concerning certain matters in connection with the Offering.

     In arriving at the opinions expressed below, we have reviewed and examined the following documents:

     a. the Articles of Incorporation of the Company filed with the Secretary of the State of the State of Wisconsin on September 6, 1996, and the Company's Bylaws;

     b. the Registration Statement and the Wisconsin Registration Statement, including the prospectus constituting a part thereof ("Prospectus");

     c. Resolutions of the Board of Directors of the Company relating to the Offering; and

     d.   a form of share certificate representing the Common Stock.

     We have made such legal investigation as we deemed necessary for purposes of this opinion. In that investigation, we have assumed the genuineness of all signatures, the proper execution of all documents submitted to us as originals, the conformity to the original documents of all documents submitted to us as copies, and the authenticity and proper execution of the originals of such copies. We have not made any independent factual investigation, have relied without such investigation on all the listed documents, and disclaim any duty to make such an independent factual investigation. You accept this letter on that understanding.




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May 28, 1998
Page 2


     In rendering the following opinions, we express no opinion with respect to any laws relevant to this opinion other than the Securities Act of 1933, as amended, and the rules and regulations thereunder, and the laws and regulations of the State of Wisconsin in effect as of this date.

     Based upon the foregoing, but assuming no responsibility for the accuracy or the completeness of the data supplied by the Company and subject to the qualifications, assumptions and limitations set forth herein, it is our opinion that:

     1. The Company has been duly organized and is validly existing under the laws of the State of Wisconsin and has authority to carry on its business.

     2. The Company is authorized to issue up to 300,000 shares of Common Stock, of which 26,940 have been issued or are presently outstanding.

     3. When the Registration Statement shall have been duly declared effective by order of the SEC, and when the Common Stock to be sold thereunder shall have been issued and sold upon the terms and conditions set forth in the Registration Statement, then such Common Stock will be legally issued, fully paid and nonassessable, except that Section 180.0622(2)(b) of the Wisconsin Business Corporation Law imposes a statutory liability upon shareholders for unpaid wage claims of the Company's employees, not exceeding six months' service in any one case.

     We express no opinion with respect to any specific legal issues other than those explicitly addressed herein. We assume no obligation to advise you of any change in the foregoing subsequent to the date of this opinion (even though the change may affect the legal conclusion stated in this opinion letter).

     We hereby consent (i) to be named in the Registration Statement, and in the Prospectus, as attorneys who will pass upon the legality of the Common Stock to be sold thereunder and (ii) to the filing of this opinion as an Exhibit to the Registration Statement.


                                         Sincerely,

                                         /s/ Boardman, Suhr, Curry & Field LLP
                                         BOARDMAN, SUHR, CURRY & FIELD LLP